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                                                                     EXHIBIT 3.1

                                     BYLAWS
                                       OF
                              TRICORD SYSTEMS, INC.
                     (hereinafter called the "Corporation")

                                    ARTICLE I

                                     OFFICES

Section 1.   Registered Office.   The registered office of the Corporation in
Delaware is 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust.

Section 2.   Other Offices.   The Corporation may also have offices at such
other places both within and without the State of Delaware as the Board of Directors may from time to time determine.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

Section 1.   Place of Meetings.   Meetings of the stockholders for the election
of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.   Annual Meeting.   The Annual Meetings of Stockholders shall be held
on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 3.   Special Meetings.   Unless otherwise prescribed by law or by the
Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board, (ii) the President or (iii) the Treasurer, and shall be called by any such officer at the request in writing of two (2) or more of the Board of Directors or at the request in writing of stockholders owning ten percent (10%) of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 4.   Quorum.   Except as otherwise provided by law or by the Certificate
of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to


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vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 5.   Voting.   Unless otherwise required by law, the Certificate of
Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 6.   Consent of Stockholders in Lieu of Meeting.   Unless otherwise
provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of not less than all of the outstanding voting stock of the Corporation and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

Section 7.   List of Stockholders Entitled to Vote.   The officer of the
Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.


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                                  ARTICLE III

                                   DIRECTORS

Section 1.   Number and Election of Directors.   The number of directors which
shall constitute the entire Board of Directors shall not be less than one (1) nor more than nine (9), which number shall be determined from time to time by the Board of Directors. The directors shall be divided into three (3) classes, as nearly equal in number as possible. The term of office of the first class shall expire on the day of the next annual meeting of the stockholders of the Corporation; the term of office of the second class shall expire one (1) year thereafter; and the term of office of the third class shall expire two (2) years thereafter. At each annual meeting of the stockholders after such classification, the number of directors equal to the number of the class whose term expires on the day of such meeting shall be elected for a term of three (3) years. Directors shall hold office until expiration of the terms for which they were elected and qualified; provided, however, that a director may be removed from office as a director at any time but only by the stockholders of the Corporation for cause. If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the number of directors or otherwise, a majority of the remaining directors, although less than a quorum, at a meeting called for that purpose, may choose a successor, who shall hold office until the expiration of the term of the class for which appointed or until a successor shall be elected and qualified. This
Article III, Section 1 may not be altered, amended or repealed, in whole or in part, unless authorized by the affirmative vote of the holders of not less than two-thirds of the outstanding stock entitled to vote. Election of directors need not be by written ballot.


Section 2.   Duties and Powers.   The business of the Corporation shall be
managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.   Meetings.   The Board of Directors of the Corporation may hold
meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman or the President on two (2) days notice or by any director on ten
(10) days notice. Notice thereof stating the place, date and hour of the meeting shall be given to each director either personally or by telephone (including voicemail), telegraph, telegram, facsimile or electronic mail. Notice of a meeting called by a person other than the Chairman or the President shall state the purpose of the meeting. The Chairman shall preside at all meetings of the Board of Directors and in his absence the President shall act as Chairman.

Section 4.   Quorum.   Except as may be otherwise specifically provided by law,
the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Director, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the


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act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 5.   Actions of Board.   Unless otherwise provided by the Certificate of
Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 6.   Meetings by Means of Conference Telephone.   Unless otherwise
provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar Communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 6 shall constitute presence in person at such meeting.

Section 7. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 8.   Compensation.   The directors may be paid their expenses, if any,
of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE IV

                                    OFFICERS


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Section 1.   General.   The officers of the Corporation shall be chosen by the
Board of Directors and shall include a Chairman of the Board (which office may be shared), a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2.   Election.   The Board of Directors at its first meeting held after
each Annual Meeting of Stockholders shall elect a Chairman of the Board (which office may be shared), a President, a Secretary and a Treasurer, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 3.   Voting Securities Owned by the Corporation.   Powers of attorney,
proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.   Chairman of the Board of Directors.   The Chairman of the Board of
Directors shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such other duties as the Board of Directors may from time to time prescribe. The Board of Directors may appoint two individuals as Co-Chairmen of the Board, in which event each of such individuals will have all of the responsibilities of the office of the Chairman of the Board and such individuals will mutually agree on dividing the responsibilities of the office of the Chairman of the Board between themselves. The Board of Directors shall have the authority to resolve any disagreement between such individuals concerning their respective responsibilities as Co-Chairmen of the Board.

Section 5.   President.   The president shall be the Chief Executive Officer of
the Corporation, shall have general active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such other duties prescribed by the Board of Directors. He shall execute all bonds, mortgages, and other contracts of the Corporation, except where required or permitted by law to be otherwise signed


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and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation, and shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders. In the absence of the Chairman from a meeting of the stockholders of the corporation, the President shall preside. Except as otherwise prescribed by these Bylaws or the Board of Directors, the President shall prescribe duties of other officers.

Section 6.   Vice President.   The Vice President, if any, or if there shall be
more than one, the Vice Presidents in the order determined by the Board of Directors, shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 7.   Secretary.   The Secretary shall attend all meetings of the Board
of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be.

Section 8.   Assistant Secretary.   The Assistant Secretary or, if there be more
than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 9.   Treasurer.   The Treasurer shall be the Chief Financial Officer,
shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall perform such other duties prescribed by the Board of Directors or by the President. In the absence of the Chairman and the President from a meeting of the stockholders of the Corporation, the Treasurer shall preside.

Section 10.  Treasurer's Accounting.   He shall disburse such funds of the
Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 11. Treasurer's Bond. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal form office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 12.  Assistant Treasurer.   The Assistant Treasurer or, if there shall
be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.


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                                    ARTICLE V

                                      STOCK

Section 1.   Form of Certificates.   Every holder of stock in the Corporation
shall be entitled to have a certificate signed, in the name of the Corporation
(i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 2.   Signatures.   Where a certificate is countersigned by (i) a
transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3.   Lost Certificates.   The Board of Directors may direct a new
certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.   Transfers.   Stock of the Corporation shall be transferable in the
manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

Section 5.   Record Date.   In order that the Corporation may determine the
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


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Section 6.   Beneficial Owners.   The Corporation shall be entitled to recognize
the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                   ARTICLE VI

                                     NOTICES

Section 1.   Notices.   Whenever written notice is required by law, the
Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

Section 2.   Waivers of Notice.   Whenever any notice is required by law, the
Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                  ARTICLE VII

                               GENERAL PROVISIONS

Section 1.   Dividends.   Dividends upon the capital stock of the Corporation,
subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any Regular or Special Meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.   Disbursements.   All checks or demands for money and notes of the
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.   Fiscal Year.   The fiscal year of the Corporation shall be fixed
by resolution of the Board of Directors.


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                                  ARTICLE VIII

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

Section 1.   Indemnification.

     (A) The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil or criminal, administrative or investigative (other than an action by or in the right of the Corporation)) by reason of the fact that he is or was a director of officer of the Corporation or by reason by the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity; provided, however, that the Corporation shall not indemnify any director or officer in connection with any action by such director or officer against the Corporation unless the Corporation shall have consented to such action. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this paragraph A of Article VIII, Section 1, shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omission occurring prior to such amendment or repeal.

     (B) In furtherance and not in limitation of the powers conferred by statute:

             (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

             (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

Section 2.   Limitation of Liability.   No director of the Corporation shall be
personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not


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in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section 1 of Article VIII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                                   ARTICLE IX

                                   AMENDMENTS

Section 1. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

Section 2.   Entire Board of Directors.   As used in this Article IX and in
these Bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.


Dated:  Amended as of February 27, 2002


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